Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140 William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

NORTHWEST BANCSHARES, INC. ANNOUNCES PRICING OF $125.0 MILLION

SUBORDINATED NOTES OFFERING

Warren, PA. – September 2, 2020 – Northwest Bancshares, Inc. (NASDAQ-GS: NWBI) (“Northwest Bancshares”), the parent company of Northwest Bank, today announced the pricing of its public offering of $125.0 million aggregate principal amount of 4.00% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The price to the public is 100% of the principal amount of the Notes. Interest on the Notes initially will accrue at a rate equal to 4.00% per annum from and including September 9, 2020 to, but excluding, September 15, 2025 or the earlier redemption date, payable semi-annually in arrears. From and including September 15, 2025 to, but excluding, September 15, 2030 or the earlier redemption date, interest will accrue at a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the indenture relating to the Notes), plus a spread of 389 basis points, payable quarterly in arrears. The Notes are intended to qualify as Tier 2 capital for regulatory purposes. The offering is expected to close on or about September 9, 2020, subject to the satisfaction of customary closing conditions.

Piper Sandler & Co. is acting as sole underwriter for the offering.

Northwest Bancshares estimates that the net proceeds of the offering will be approximately $123.8 million, after deducting underwriting discounts and commissions, but before deducting estimated transaction expenses. Northwest Bancshares intends to use the net proceeds of the offering for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support organic growth or growth through strategic acquisitions, capital expenditures, financing investments or repurchasing shares of its common stock, and possibly for investments in Northwest Bank as regulatory capital.

Additional Information Regarding the Offering

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

The offering will be made only by means of a prospectus supplement and accompanying base prospectus. Northwest Bancshares has filed a registration statement (File No. 333-221674) and a preliminary prospectus supplement to the prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the Notes to which this communication relates and will file a final prospectus supplement relating to the Notes. Prospective investors should read the prospectus supplement and base prospectus in the registration statement and other documents Northwest Bancshares has filed or will file with the SEC for more complete information about Northwest Bancshares and the offering. You may obtain copies of these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov, or by contacting Piper Sandler & Co. at fsg-dcm@psc.com.

About Northwest Bancshares, Inc.

Northwest Bancshares (NASDAQ-GS: NWBI) is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest Bank operates 213 branch offices and 264 ATMs in Pennsylvania, New York, Ohio and Indiana. At June 30, 2020, Northwest Bancshares had total assets of $13.845 billion, total deposits of $11.463 billion and total shareholders’ equity of $1.531 billion. Additional information regarding Northwest Bancshares and Northwest Bank can be accessed online at www.northwest.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. The words “believe,” “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to those set forth below:

•	general economic conditions, either nationally or in our market areas, that are different than expected;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

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major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, including the current coronavirus (COVID-19) pandemic, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies;

•	adverse changes in the securities and credit markets;

•	cyber-security concerns, including an interruption or breach in the security of our website or other information systems;

•	technological changes that may be more difficult or expensive than expected;

•	the ability of third-party providers to perform their obligations to us;

•	competition among depository and other financial institutions;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	managing our internal growth and our ability to successfully integrate acquired entities, businesses or branch offices;

•	changes in consumer spending, borrowing and savings habits;

•	our ability to access cost-effective funding;

•	our ability to continue to increase and manage our commercial and personal loans;

•	changes in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for credit losses;

•	timing of revenue and expenditures;

•	possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;

•	our ability to receive regulatory approvals for proposed transactions or new lines of business;

•	changes in legislative and regulatory matters;

•	changes in the financial performance and/or condition of our borrowers;

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the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	our ability to retain key employees;

•	other risks and uncertainties, including those occurring in the United States and world financial systems; and

•	the risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The COVID-19 pandemic has caused significant economic dislocation in the United States as many state and local governments ordered non-essential businesses to close and residents to shelter in place at home. While jurisdictions in which we operate have gradually allowed the reopening of businesses and other organizations and removed the sheltering restrictions, it is premature to assess whether doing so will result in a meaningful increase in economic activity and the impact of such actions on further COVID-19 cases. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated. As a result of the COVID-19 pandemic and the related adverse local and national economic consequences, our forward-looking statements are subject to the following risks, uncertainties and assumptions:

•	demand for our products and services may decline;

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if the economy is unable to substantially and successfully reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value;

•	our allowance for credit losses on loans and leases may increase if borrowers experience financial difficulties;

•	the net worth and liquidity of loan guarantors may decline;

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a further and sustained decline in our stock price or the occurrence of what management would deem to be a triggering event that could, under certain circumstances, cause management to perform impairment testing on its goodwill or core deposit and customer relationships intangibles that could result in an impairment charge being recorded for that period, that would adversely impact our results of operations and the ability of Northwest Bank to pay dividends to us;

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as a result of the decline in the Federal Reserve’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities;

•	a material decrease in net income or a net loss over several quarters could result in the elimination of or a decrease in the rate of our quarterly cash dividend;

•	our wealth management revenues may decline with continuing market turmoil;

•	our cyber security risks are increased as a result of an increase in the number of employees working remotely;

•	FDIC premiums may increase if the agency experience additional resolution costs; and

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we face litigation, regulatory enforcement and reputation risk as a result of our participation in the Paycheck Protection Program (PPP) and the risk that the Small Business Administration may not fund some or all PPP loan guaranties.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These and other risk factors are more fully described in Northwest Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2019 under the section entitled “Item 1A - Risk Factors,” as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and from time to time in other filings we make with the SEC.

These forward-looking statements speak only at the date of this press release. Northwest Bancshares expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in management’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based.